Exhibit 99.3

Applied Graphics, Inc.

Financial Statements

Nine Months Ended July 31, 2006 and 2005

Applied Graphics, Inc.

Balance Sheets

	October 31, 2005	July 31, 2006
		(Unaudited)
Assets
Current assets:
Cash	$—	$44,543
Accounts receivable, net of allowance for doubtful accounts of $30,000	4,590,156	4,592,338
Inventory	592,095	753,386
Employee advances	127,310	125,724
Prepaid expenses	84,424	105,760
Deferred tax asset	123,990	127,780

Total current assets	5,517,975	5,749,531
Property and equipment, net	359,495	313,699
Other assets:
Employee advances	112,500	84,375
Deposits	45,378	47,368
Cash surrender value of life insurance	647,615	688,568
Goodwill	220,961	220,961

	1,026,454	1,041,272

Total assets	$6,903,924	$7,104,502

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable—trade	$1,243,625	$1,012,876
Line of credit	2,100,858	2,444,470
Customer deposits	43,862	155,768
Income taxes payable	14,790	111,181
Current portion of capital lease obligations	12,961	12,961
Accrued expenses	1,542,154	1,242,535

Total current liabilities	4,958,250	4,979,791
Capital lease obligations, less current portion	13,715	4,528
Deferred tax liability	71,250	55,040
Commitments and contingencies	225,000	225,000
Notes payable – related party	150,000	—

Total liabilities	5,418,215	5,264,359
Stockholders’ equity:
Class A, common stock, $1 par value, 4,000 units authorized, 3,795 shares issued and outstanding	3,795	3,795
Additional paid-in capital	265,412	265,412
Retained earnings	1,216,502	1,570,936

Total stockholders’ equity	1,485,709	1,840,143

Total liabilities and stockholders’ equity	$6,903,924	$7,104,502

See accompanying notes to financial statements.

Applied Graphics, Inc.

Statements of Operations

	Nine months Ended July 31,
	2005	2006
	(Unaudited)
Revenue	$21,873,528	$24,394,436
Cost of goods sold	14,144,129	15,777,894

Gross profit	7,729,399	8,616,542
Operating expenses:
Selling, general, and administrative expenses	7,225,675	7,808,590
Depreciation	106,200	99,566

Income from operations	397,524	708,386
Other income (expense):
Other income	9,987	58,474
Loss on disposal of property and equipment	—	(41,839)
Interest expense	(116,098)	(138,839)

Total other expense	(106,111)	(122,204)

Income before taxes	291,413	586,182
Income tax expense	(90,000)	(231,748)

Net income	$201,413	$354,434

See accompanying notes to financial statements.

Applied Graphics, Inc

Statements of Cash Flows

	Nine months Ended July 31,
	2005	2006
	(Unaudited)
Cash flows from operating activities
Net income	$201,413	$354,434
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	106,200	99,566
Loss on disposal of property and equipment	—	41,839
Change in assets:
Accounts receivable	90,154	(2,182)
Inventory	(226,852)	(161,291)
Employee advances	62,233	29,711
Prepaid expenses and other	(216,008)	(68,069)
Change in liabilities:
Accounts payable	(123,949)	(508,061)
Accrued expenses and other	(13,194)	169,780

Net cash used in operating activities	(120,003)	(44,273)
Cash flows from investing activities
Purchases of property and equipment	(108,852)	(95,609)
Cash flows from financing activities
Net line of credit borrowings	269,313	343,612
Payments on capital lease obligations	(15,458)	(9,187)
Payments of notes payable – related party	(25,000)	(150,000)

Net cash provided by financing activities	228,855	184,425

Change in cash and cash equivalents	—	44,543
Cash and cash equivalents, beginning of period	—	—

Cash and cash equivalents, end of period	$—	$44,543

Supplemental disclosure of cash flow information
Cash paid during the year for taxes	$190,320	$157,339
Cash paid during the year for interest	$116,098	$138,839

See accompanying notes to financial statements.

Applied Graphics, Inc.

Notes to Financial Statements

July 31, 2006 and 2005

1. Description of the Business

Applied Graphics, Inc. (the Company) consists of eleven business locations, which provide business forms, products, custom printing and specialty promotional items to businesses and individuals. The Company analyzes, competitively bids, procures, manages and executes production programs on behalf of clients and serves as a complete outsource for the back-end execution of all their marketing efforts.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when the product is shipped from a third party to the customer, which is the time that title transfers. In accordance with EITF Issue 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, we recognize revenue on a gross basis, as opposed to a net basis similar to a commission arrangement, because we bear the risks and benefits associated with revenue-generated activities by: (1) acting as a principal in the transaction; (2) establishing prices; (3) being responsible for fulfillment of the order; (4) taking the risk of loss for collection, delivery and returns; and (5) marketing our products, among other things.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms. Invoices require payment within 30 to 60 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Customer account balances with invoices dated over 90 days old are considered delinquent. Interest is not accrued on outstanding balances.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Fully reserved receivables are reviewed on a monthly basis and uncollectible accounts are written off when all reasonable collection efforts have been exhausted.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market represents the lower of replacement cost or estimated realizable value. Inventory consists primarily of finished goods.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives, by asset class, are as follows:

Leasehold improvements	15 years
Computer equipment	3 -5 years
Furniture and fixtures	7 years

Goodwill

Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible and identifiable intangible assets of businesses acquired. In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized, but instead is tested for impairment annually, or more frequently if circumstances indicate a possible impairment may exist. The Company evaluates the recoverability of goodwill using a two-step impairment test. For goodwill impairment review purposes, the Company has one reporting unit. In the first step, the fair value for the Company is compared to its book value including goodwill. In the case that the fair value is less than the book value, a second step is performed which compares the implied fair value of goodwill to the book value of the goodwill. The fair value for the goodwill is determined based on the difference between the fair values and the net fair values of the identifiable assets and liabilities. If the implied fair value of the goodwill is less than the book value, the difference is recognized as an impairment.

Shipping and Handling Costs

Shipping and handling costs are classified in cost of sales in the statement of operations.

Income Taxes

The Company records its income tax liability in accordance with Financial Accounting Standards Board Statement 109 (“FAS 109”), Accounting for Income Taxes. Under the provisions of FAS 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized in the Company’s financial statements or tax returns. The primary differences relate to depreciation and amortization differences, inventory capitalization and state tax deductions. Deferred tax assets are recognized for deductible temporary differences, with a valuation allowance established against the resulting assets to the extent it is more likely than not that the related tax benefit will not be realized. The measurement of deferred tax assets and liabilities is based on provisions on the enacted tax law; the effects of future changes in tax laws or rates are not anticipated.

3. Property and Equipment

Property and equipment at July 31, 2006, consisted of the following:

2006
Computer equipment	$461,351
Leasehold improvements	16,462
Furniture and fixtures	314,248

792,061
Less accumulated depreciation	(478,362)

$313,699

4. Line of Credit

During 2006, the Company entered into a $3,100,000 line of credit with a bank that matures in April 2007. Outstanding borrowings under the line of credit were $2,444,470 at July 31, 2006. Interest is payable monthly at the prime rate (8.25% at July 31, 2006). The note is collateralized by substantially all of the Company’s assets and personally guaranteed by an existing shareholder. The Company is required to comply with certain financial and nonfinancial covenants.

5. Commitments and Contingencies

Sales tax

The Company is currently undergoing a sales tax audit by a state tax authority. The Company has determined that it is probable that they will be responsible for additional sales tax and has determined an estimated amount based on a draft report issued by the sales tax auditor. As of July 31, 2006, the Company has accrued an estimated liability of $225,000.

6. Concentration of Credit Risk

The Company maintains its cash balances in various financial institutions located in the United States. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000 per institution.

7. Benefit Plans

The Company sponsors a 401(k) savings plan, covering all of the Company’s employees. Employees may contribute a percentage of eligible compensation on both a before-tax basis and after-tax basis. The Company has the right to make discretionary contributions to the plan. For the nine months ended July 31, 2006, the Company had made no contributions to the plan.

8. Related-Party Transactions

The Company leases office space from a partnership which includes certain shareholders of the Company. For the nine months ended July 31, 2006, the Company paid total rent of $135,000 to the partnership.

The Company had notes payable of $150,000 from its shareholders. The notes were due on December 31, 2006, and beared interest at 12% per annum. The notes were paid off on June 20, 2006.

9. Subsequent Events

In October 2006, the Company was sold to InnerWorkings, Inc. for an acquisition price of $7.0 million in cash paid in October 2006. The acquisition agreement provides that up to an additional $4.85 million in cash may be paid by InnerWorkings, Inc. contingent on certain future performance measures achieved by the Company. The additional cash consideration, if any, will be paid on or prior to September 30, 2008 and will be treated as additional purchase price.